Exhibit 99.1

Contacts:
Michael J. Shea Chief Financial Officer Mac-Gray Corporation 781-487-7610 Email: mshea@macgray.com	Jim Buckley Executive Vice President Sharon Merrill Associates, Inc. 617-542-5300 Email: jbuckley@investorrelations.com

Mac-Gray Corporation Announces Preliminary Full Year 2006
 Financial Results

WALTHAM, MA, February 1, 2007 — Mac-Gray Corporation (NYSE: TUC), the nation’s premier provider of laundry facilities management services and energy-efficient MicroFridge® appliances to multi-unit housing locations, today announced preliminary financial results for the year ended December 31, 2006.

For the year ended December 31, 2006, the Company expects to report:

•                  Revenue within the previously issued guidance of $275 million to $280 million.

•                  Net income in the range of $400,000 to $950,000, or $0.03 to $0.07 per diluted share, compared with net income of $12.1 million, or $0.91 per diluted share for the year ended December 31, 2005.  The Company previously provided 2006 earnings per share guidance in the range of $0.25 to $0.30.  Full-year 2006 earnings per share includes:

•                  a pre-tax non-cash charge of between $2.3 million and  $2.7 million related to the impairment of remaining assets from its reprographics business;

•                  a pre-tax non-cash stock-based compensation expense of approximately $1.2 million;

•                  a pre-tax non-cash charge on the early extinguishment of debt of $73,000; and

•                  a pre-tax non-cash charge of $96,000 related to derivative instruments.

Full-year 2005 earnings included:

•                  a $10.8 million pre-tax gain on the sale of real estate;

•                  a $1.9 million pre-tax gain related to derivative instruments;

•                  a $668,000 pre-tax non-cash charge for the early extinguishment of debt; and

•                  a $316,000 pre-tax charge related to hurricanes Katrina and Wilma.

“While Mac-Gray achieved annual revenue within its anticipated range, we fell short of our expected bottom-line results,” said Stewart G. MacDonald, Mac-Gray’s chairman and chief executive officer.  “The most significant factor affecting earnings was the non-cash impairment charge for the remaining assets in the reprographics business during the fourth quarter.  In addition to the impairment charge and the other items cited above, the fourth quarter was affected by an unfavorable product mix within Product Sales and higher costs related to first-year Sarbanes Oxley 404 compliance.

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“We recognized that the reprographics business no longer aligned with our growth strategy.  Reprographics revenue for 2006 was $2.5 million, down 15% from 2005.  With the Internet playing a larger role in students’ lives, and with school libraries continuing to move toward free print privileges, we do not intend to pursue the growth of this business beyond the contracts currently in place.  As a result, we wrote down the book value of the division’s assets to its estimated fair value.

“The underlying fundamentals of our core laundry facilities management business remain strong.  For the year, revenue in this business increased approximately 8.5% over 2005 to approximately $230 million.  We generated approximately half of the revenue growth in our laundry facilities management business through acquisitions and the other half was attributable to organic growth.  We have been successful at integrating seven acquisitions in 2006, all of which contributed positively to the bottom line.  We expect EBITDA (defined below) for the core laundry facilities management business, as well as consolidated 2006 EBITDA, as adjusted for non-operating items, to be higher than 2005.  We are pleased with the increase in EBITDA generated in 2006, and expect this trend will continue into 2007.

“Going forward, we will continue to execute our corporate strategy that combines core business acquisitions in existing markets with organic growth.  Product Sales, which consists of commercial laundry equipment and MicroFridge sales, continues to generate limited annual growth.  This business continues to be a positive contributor to cash flow and earnings, but at a lower growth rate than our core business.  We expect the laundry facilities business to continue to expand, resulting in Product Sales having less of an effect on our overall margins.”

Mac-Gray’s preliminary financial results reported in this press release are estimates and remain subject to completion of the audit by its independent registered public accounting firm.  The Company expects to report its full financial results for the fourth quarter and full-year 2006 during the week of February 26, 2007.

Use of Non-GAAP Measures

EBITDA is defined as net income before interest expense, provision for income taxes, and depreciation and amortization expense. EBITDA and EBITDA adjusted to exclude the items described above are not measures of our liquidity or financial performance under generally accepted accounting principles (GAAP) and should not be considered as alternatives to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of our liquidity.  Our management believes EBITDA and adjusted EBITDA are useful to investors because they help enable investors to evaluate our business in the same manner as our management.  Management uses EBITDA and adjusted EBITDA to evaluate the Company’s historical and prospective financial performance, to set internal revenue targets and spending budgets, to measure operational profitability and the accuracy of forecasting, and as an important factor in determining variable compensation for management.  In addition, these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies with substantial financial leverage.  Moreover, investors have historically requested, and the

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Company has historically reported, these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures.  These measures are not prepared in accordance with GAAP and may not be directly comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation.  Further, EBITDA and adjusted EBITDA exclude interest expense and depreciation and amortization expense, which represent significant and unavoidable operating costs given the level of indebtedness and the capital expenditures needed to maintain our business.  In addition, our measures of EBITDA and adjusted EBITDA are different from those used in the covenants contained in our 2005 senior credit facilities and the indenture governing our 7 5/8% senior notes.  Management compensates for these limitations by relying primarily on our GAAP results and by using EBITDA and adjusted EBITDA only supplementally and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

Non-GAAP financial measures are not in accordance with, or an alternative for generally accepted accounting principles in the United States.  The Company’s non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.

About Mac-Gray Corporation

Founded in 1927, Mac-Gray derives its revenue principally through the contracting of card- and coin-operated laundry facilities in multiple housing facilities such as apartment buildings, college and university residence halls, condominiums and public housing complexes.  Mac-Gray contracts its laundry rooms under long-term leases.  These leases typically grant Mac-Gray exclusive contract rights to laundry rooms on the lessor’s premises for a fixed term, which is generally seven to 10 years, in exchange for a negotiated portion of the revenue collected.  Mac-Gray serves approximately 63,000 multi-housing laundry rooms located in 40 states and the District of Columbia.

Mac-Gray also sells, services and leases commercial laundry equipment to commercial laundromats and institutions through its product sales division.  This division also includes the Company’s MicroFridge® business, where Mac-Gray sells its proprietary MicroFridge® line of products, which are combination refrigerators/freezers/microwave ovens utilizing patented Safe Plug™ circuitry.  The products are marketed throughout the United States to colleges, the federal government for military housing, hotels and motels, and assisted living facilities.  MicroFridge® also has entered into agreements with Whirlpool Corporation to market Maytag’s Magic Chef®, Amana® and Maytag® lines of home appliances under its MaytagDirect™ program throughout the United States.  MicroFridge® and Maytag® products bear the ENERGY STAR® designation.  To learn more about Mac-Gray, visit the Company’s website at www.macgray.com.

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Intelligent Laundry Solutions™, Intelligent Laundry Systems™, LaundryView™, PrecisionWash™ and MaytagDirect™ are trademarks of Mac-Gray Corporation.  MicroFridge® is a registered trademark of Mac-Gray Corporation.  All other product names, service marks and trademarks mentioned herein are trademarks of their respective owners.

Safe Harbor Statement

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s current expectations regarding its financial results for the fourth quarter and full year 2006 and its growth prospects.  The Company intends such forward-looking statements to be covered by the Safe Harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of complying with these Safe Harbor provisions.  Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, may be identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions.  Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from such forward-looking statements.  Certain factors which could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the Company’s ability to successfully integrate acquired assets and operations, and service the increased debt incurred to finance the acquisition, as well as the risks that the Company will incur unanticipated costs related to the acquired operations or not realize expected revenues, synergies and cost savings, and those risks set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other reports subsequently filed with the Securities and Exchange Commission.

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